Exhibit 99.1

Kite Pharma Announces Exclusive License with the National Institutes of Health for T Cell Receptor (TCR)-Based Products to Treat Tumors Expressing MAGE

SANTA MONICA, Calif., Oct. 20, 2015 (GLOBE NEWSWIRE) — Kite Pharma, Inc. (Nasdaq:KITE), a clinical-stage biopharmaceutical company focused on developing engineered autologous T cell therapy (eACT™) products for the treatment of cancer, today announced that the Company has entered into an exclusive, worldwide license with the National Institutes of Health (NIH) for intellectual property related to T Cell Receptor (TCR)-based product candidates directed against MAGE A3 and A3/A6 antigens for the treatment of tumors expressing MAGE, which include lung, pancreatic, gastric, and breast cancers, among others. The National Cancer Institute (NCI), with Dr. Steven A. Rosenberg, M.D., Ph.D., Chief of Surgery at the NCI and a special advisor to Kite, as principal investigator, is currently conducting two Phase 1-2a clinical trials of TCR-based product candidates targeting the MAGE antigens under a Cooperative Research and Development Agreement (CRADA) between Kite and the NCI. Pursuant to the terms of the license agreement, NIH will receive from Kite an upfront payment and certain clinical, regulatory, and sales milestone payments, as well as royalties on net sales of products covered by the license.

“We are pleased to announce this license with NIH, which further expands our therapeutic pipeline programs to treat diverse solid tumors,” stated Arie Belldegrun, M.D., FACS, Kite’s President and Chief Executive Officer. “We believe that our broad portfolio of TCR product candidates, including those targeting MAGE antigens, holds great promise in addressing the significant unmet needs of patients.”

About Kite Pharma

Kite Pharma, Inc., is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a primary focus on engineered autologous cell therapy (eACT™) designed to restore the immune system’s ability to recognize and eradicate tumors. Kite is based in Santa Monica, CA. For more information on Kite Pharma, please visit www.kitepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the ability and willingness of the NCI to continue research and development activities relating to eACT™ pursuant to the CRADA; our expectations regarding the clinical effectiveness and safety of our product candidates and results of the NCI’s clinical trials; the potential for TCR-based product candidates to safely and effectively treat solid tumors and tumors expressing MAGE; and our ability to protect our proprietary technology and enforce our intellectual property rights. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-Q for the quarter ended June 30, 2015. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CONTACT:

Kite Pharma:

Cynthia M. Butitta, Chief Financial Officer and Chief Operating Officer

310-824-9999

For Media: Justin Jackson

For Investor Inquiries: Lisa Burns

Burns McClellan

212-213-0006

jjackson@burnsmc.com

lburns@burnsmc.com